This  AGREEMENT  was  made  on  August  3,  1999.


Between:  649.com  inc.  ('ABET')
          ABET  is  a  public  company  listed  on  the  US  OTC Bulletin Board.

And:     Lawrence  P  Burbidge  ('LPB")  as  Consultant.
         LPB  is  a  resident  of  British  Columbia.

ABET is prepared to have LPB act as President and CEO of ABET o the following terms and conditions:

1.     Terms  and  Starting  Date:
The initial term is 12 months, commencing August 9th 1999. Renewable term and conditions subject to board approval.

2.     Compensation
a)     Base  salary  of  $8,000  (Canadian)/month  paid  bi-monthly,
b) Signing bonus of 500,000 shares of ABET to be award LPB or his nominee. These shares to be released to LPB according to SEC regulations,
c) Stock options: in addition, LPB to be awarded options to purchase an additional 500,000 shares at 50 cents (US)/share (option good for 2 years),
d)     Out of pocket costs to be reimbursed, at cost, to LPB on a monthly basis,
e) The 500,000 share stock option can only be exercised after the 12th month and only if LPB has remained as a consultant for that period.
f)     The  500,000  bonus  shares  are  awarded  as  follows:
       180,000 shares January 31, 2000 and 30,000 share per month, thereafter, for a total of 360,000 shares over 12 months with an additional 140,000 shares due at the end of the above 12-month period.

3.     Duties:
a) LPB to agree to be appointed to the board of ABET as a director and to be the acting President and DEO,
b)     Attached  is  a  preliminary  itemized  list  of  things  to  be  done,
c) LPB to be fully in charge of ABET and to report to the Board of Directors, who in turn, report to the shareholders. The major shareholder is Baycove Investments Limited who will either appoint a member to the Board or be a member of the Advisory Board.

4.     Trial  Period:

There  is  to  be  a  30  day  trail  period,  on the 30th day (September 9/99):
a) Should LPB decide that he does not wish to continue in the role of President and CEO as outlined herein, LPB shall simply be paid $8,000 for the month plus all of his out of pocket costs,
b) Should the board of ABET, as directed by the major shareholder, Baycove Investments Limited decide that LPB is not suitable to be President and CEO then LPB aggress that his total compensation to be $8,000 for the month plus all of his out of pocket costs plus a termination bonus of $10,000 plus 10,000 free-trading shares of ABET and he shall continue to be employed for a further month at $8,000/month.



AGREED:                                   SIGNED:

August  9,  1999                          August  9,  1999


/s/  Lawrence  P  Burbidge                /s/  Irene  Poole
Lawrence  P  Burbidge                     Baycove  Investments  Limited